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                                                                    EXHIBIT 23.1

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 31, 1998 on the consolidated financial statements of Emmis Broadcasting Corporation included in Emmis Broadcasting Corporation's Form 10-K for the year ended February 28, 1998 and our reports dated May 1, 1998 on the financial statements of Tribune New York Radio, Inc. included in Emmis Broadcasting Corporation's Form 8-K filed on May 7, 1998 and to all references to our Firm included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Indianapolis, Indiana,

May 28, 1998.